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                                                                    EXHIBIT 23.2


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Corixa Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-45375) on Form S-8 of Corixa Corporation, of our report dated April 28, 1995, relating to the statements of operations, stockholders' equity, and cash flows of Corixa Corporation (a development stage company) for the period from September 8, 1994 (date of inception) through December 31, 1994 which report appears in the December 31, 1997 annual report on Form 10K of Corixa Corporation.




                                        /s/ KPMG Peat Marwick LLP


Seattle, Washington
March 9, 1998